                                                                    EXHIBIT 10.2
                                                                    ------------

                  TRADEMARK PURCHASE AND ASSIGNMENT AGREEMENT
                  -------------------------------------------

     This Trademark Purchase and Assignment Agreement (the "Agreement") is made as of October 31, 1997 (the "Effective Date"), between McGregor II, LLC, a Delaware limited liability company, successor to McGregor Corporation, a New York corporation ("McGregor"), and McGregor International Licensing N.V., a Netherlands Antilles corporation ("MIL").

                                   RECITALS

     A.   McGregor is the owner of the trademark registrations listed on Exhibit
                                                                         -------
A (the "Trademark Registrations").
-

     B. MIL wishes to acquire McGregor's rights in the trademarks referred to in the Trademark Registrations for the countries listed on Exhibit B attached
                                                           ---------
hereto (the "Territory"), and McGregor wishes to sell such rights to MIL on the terms and conditions set forth below. In addition, MIL desires to enter into a consulting agreement for McGregor's services in connection with recording of the transfer of Trademark Registrations in various countries in the Territory.

                                   AGREEMENT

     THEREFORE, in consideration of the payment of the purchase price by MIL to McGregor and the promises and agreements herein contained, the sufficiency of which consideration is hereby acknowledged, MIL and McGregor hereby agree as follows:

1. ASSIGNMENT. McGregor hereby sells, assigns, conveys and transfers to MIL McGregor's entire right, title and interest in and to the Trademark Registrations and the trademarks as referred to in the Trademark Registrations, in the Territory (and not elsewhere), together with all goodwill associated therewith, for use and registration by MIL in the Territory (but not elsewhere) (collectively, the "Transferred Trademarks"), but expressly reserving unto McGregor the Excluded Registrations set forth on Exhibit C attached hereto (the
                                                 ---------
"Excluded Registrations") and all other rights in and to the trademarks referred to in the Trademark Registrations outside the Territory, including without limitation, the goodwill associated therewith.

2. PURCHASE PRICE. The purchase price for the Transferred Trademarks is US$5,000,000 which is payable by MIL to McGregor as follows (the "Purchase Price"):

     a. prior to the Effective Date, McGregor has been paid a deposit in the amount of US$50,000, which is credited against the Purchase Price;

     b. the balance of the Purchase Price in the amount of US$4,950,000 shall be paid to McGregor on the Effective Date in immediately available funds by wire transfer pursuant to wiring instructions furnished by McGregor.

3. PURCHASE OF STOCK. On or before January 25, 1998 (the "Stock Purchase Date"), MIL shall cause Emergo Fashion Group, B.V., a Netherlands corporation ("Emergo") to pay to McGregor

Dfl 247,500 plus interest at the rate of 6% per annum from April 15, 1997 through the Stock Purchase Date, for the purchase by Emergo of the "Preferred Stock." For purposes of this Agreement, "Preferred Stock" shall mean the 21,312 cumulative preferred shares of Emergo owned by McGregor as of the Effective Date. Payment for the Preferred Stock shall be made by wire transfer pursuant to wiring instructions furnished by McGregor.

4. TRANSITIONAL CONSULTING AGREEMENT. On the Effective Date, MIL and McGregor shall enter into the Transitional Consulting Agreement in the form attached hereto as Exhibit D.
          ---------

5. EQUILINK AGREEMENT. The Transferred Trademarks are transferred subject to the terms and conditions of that certain Settlement Agreement between McGregor-Doniger Inc., The Brunswick Corporation, and The Equilink Corporation, dated April 9, 1981, as amended, and its related documents and agreements (the "Equilink Agreement"), a copy of which is attached hereto as Exhibit E. MIL
                                                             ---------
shall comply with and agrees to be bound, without exception, by all obligations of McGregor, as successor to McGregor-Doniger Inc., under the Equilink Agreement with respect to the Transferred Trademarks, and shall indemnify and hold harmless McGregor, its affiliates, parents, subsidiaries and assigns and their respective officers, directors, employees, and agents from and against any and all damages, liabilities, claims, costs and expenses, including without limitation, attorneys' fees incurred by McGregor and resulting from MIL's failure to comply with or breach of its obligations under this Paragraph 5.

6. MCGREGOR'S RESERVATION OF RIGHTS. McGregor expressly retains and reserves (for itself and its successors, assigns and licensees):

     a. all right, title, interest and ownership in and to the trademarks referred to in the Trademark Registrations, including without limitation, the goodwill associated therewith, outside of the Territory; and

     b. the right to sell any products bearing the Transferred Trademarks to post exchanges and military installations of the United States located in the Territory to the extent that McGregor's current licensees are granted such rights pursuant to license agreements, the term of which has commenced prior to the Effective Date, and provided, however, that any license agreements commencing on or after the Effective Date shall not include the right to sell products bearing the Transferred Trademarks to post exchanges and military installations of the United States located in the Territory.

7. RESTRICTION ON SOFTSIDE SALES. MIL covenants and guarantees in perpetuity that:

     a. sales of unstructured softside luggage or bags bearing the Transferred Trademarks will not exceed 1.5% of MIL's gross sales of all products bearing the Transferred Trademarks during any twelve-month period;

     b. MIL will not manufacture, advertise, market or sell hardside luggage or bags bearing the Transferred Trademarks in the Territory; and

     c. MIL will use its best efforts to maintain in full force and effect in the Territory the Trademark Registrations with respect to Class 18 of the International Classification of Goods and Services for the Purpose of the Registration of Marks Under the Nice Convention ("International Class"); provided, however that MIL shall be relieved of liability under this Paragraph 7.c. with respect to any country or countries in the Territory where MIL is unable to show sufficient proof of use to maintain such Trademark Registrations, as result of the restrictions set forth in Paragraphs 7.a. and 7.b. hereof.

8.   MCGREGOR'S COVENANTS.  McGregor covenants and agrees that it:

     a. will not contest MIL's full and complete ownership of the Transferred Trademarks in the Territory for any product, including the rights to use, license the use of and/or register the Transferred Trademarks in the Territory for any product, subject to the covenants and guarantees in Paragraph 7 hereof;

     b. will not use, other than as set forth in Paragraph 10.b. hereof, or seek to register the Transferred Trademarks in the Territory for any product;

     c. will not contest, or file an opposition to, the acquisition by MIL, at its sole cost and expense, of any trademarks owned by Sterling McGregor Limited in the Territory; and

     d. will not manufacture, advertise, market or sell any products bearing the Excluded Registrations in the Territory.

9.   MIL'S COVENANTS.  MIL covenants and agrees that it:

     a. will not contest McGregor's full and complete ownership of the trademarks referred to in the Trademark Registrations outside the Territory for any product, including the rights to use, license the use of and/or register such trademarks for any product; and

     b. will not use, other than as set forth in Paragraph 10.a. hereof, or seek to register the Transferred Trademarks outside the Territory for any product, or use the trade name "McGregor" outside the Territory.

10.  CROSS LICENSES TO MANUFACTURE.

     a. To the extent of McGregor's rights in the Transferred Trademarks outside the Territory, McGregor, for itself, its successors and assigns, hereby grants to MIL and MIL's successors, assigns and licensees a nonterminable, non-exclusive, royalty free license, in perpetuity, to manufacture or have manufactured outside the Territory

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

           (other than in those countries for those products identified on Exhibit F attached hereto) any and all products bearing the
           ---------
           Transferred Trademarks, provided that such products are sold and marketed only in the Territory. It is understood and agreed by MIL that McGregor makes no representation or warranty that McGregor holds rights in the Transferred Trademarks outside the Territory and McGregor shall have no liability to MIL, its successors, assigns or licensees arising from the manufacture of products bearing the Transferred Trademarks outside the Territory.

     b. To the extent of MIL's rights in the Transferred Trademarks in the Territory, MIL, for itself, its successors and assigns, hereby grants to McGregor and McGregor's successors, assigns and licensees a nonterminable, non-exclusive, royalty free license, in perpetuity, to manufacture or have manufactured in the Territory any and all products bearing the Transferred Trademarks, provided that such products are sold and marketed only outside the Territory. It is understood and agreed by McGregor that MIL makes no representation or warranty that MIL holds rights in the Transferred Trademarks in the Territory and MIL shall have no liability to McGregor, its successors, assigns or licensees arising from the manufacture of products bearing the Transferred Trademarks in the Territory.

     c. MIL and McGregor do hereby consent to the use by the other of the trade name, "McGregor" in their respective business or corporate names in the Territory, including without limitation, the subsidiaries, divisions or affiliates of either party.

11. COOPERATION; COSTS AND EXPENSES. After payment of the Purchase Price and upon the request of MIL, McGregor shall execute and deliver to MIL all documentation required to perfect the transfer of the Transferred Trademarks in the trademark registries in the Territory; provided, however, that McGregor shall not be required to incur any out-of-pocket expenses except as otherwise provided in this Paragraph 11. Subject to the foregoing, MIL shall be responsible for preparation of all documentation required to perfect the transfer of the Trademark Registrations (including documentation necessary to transfer the registrations from McGregor's predecessors in interest) and shall pay all costs incurred in connection therewith, except that McGregor shall reimburse MIL in an amount not to exceed US$50,000 for costs which are supported by adequate documentation and incurred by MIL solely in connection with preparing documentation and recording the transfer of the Trademark Registrations from McGregor's predecessors in interest to McGregor II, LLC, where such documentation and recording are required by the trademark registries of the countries included in the Territory. Each party shall execute and deliver to the other party any further documentation reasonably requested to effect or confirm the transfers and agreements contemplated by this Agreement.

12. MCGREGOR'S REPRESENTATIONS AND WARRANTIES. McGregor warrants and represents to MIL that as of the Effective Date:

     a. McGregor is a limited liability company duly organized and in good standing under the laws of the State of Delaware, country of the United States of America. McGregor has full right and authority to enter into this Agreement and to consummate the transaction contemplated hereby. All requisite corporate action has been taken by McGregor in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby. Each of the persons signing this Agreement on behalf of McGregor is duly authorized to do so.

     b. Any and all consents and approvals which may be required in order for McGregor to enter into this Agreement or consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by McGregor are and shall be valid, legally binding obligations of and enforceable against McGregor, its successors and assigns in accordance with their terms. Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which McGregor is subject or by which McGregor is bound, or constitute a breach or default under any agreement or other obligation to which McGregor is a party or otherwise bound.

     c. To the best of McGregor's knowledge, it is the owner of all right, title and interest in the Trademark Registrations and the Trademark Registrations are valid and in good standing; provided, however, that MIL acknowledges that all products encompassed by the International Classes listed on Exhibit A hereof are not necessarily included in
                             ---------
           the Trademark Registrations. Notwithstanding the foregoing, McGregor makes no warranty as to the accuracy of the record owner and chain of title information on file with the respective trademark registries. McGregor's duty of cooperation under Paragraph 11 hereof, however, includes cooperating, as is reasonably necessary, in MIL's efforts to record itself as the new record owner of the Trademark Registrations.

     d. McGregor represents that there is no outstanding indebtedness incurred by McGregor for which a valid lien or other security interest could be filed against the Trademark Registrations in the respective trademark registries. McGregor's duty of cooperation under Paragraph 11 hereof, however, includes cooperating, as is reasonably necessary, to obtain the release of any lien which may be filed in the trademark registries with respect to the Trademark Registrations securing indebtedness incurred by McGregor.

     e. To the best of McGregor's knowledge, there is no past due fee or payment owing in the respective trademark registries relating to the Trademark Registrations. McGregor agrees, however, that should any payment or fee incurred prior to the Effective Date become known to McGregor or MIL, McGregor will pay such fee to the respective trademark registry or to MIL as mutually agreed by the parties.

     f. To the best of McGregor's knowledge, there are no pending infringement actions against the Transferred Trademarks in the Territory, except as set forth on Exhibit
                                             -------

           G attached hereto. For the purposes hereof, "pending" shall mean that
           -
           such proceeding has been commenced with the appropriate governmental body, all applicable parties to such proceeding have been properly served, and such proceeding has not been resolved. To the actual knowledge of the current officers, directors and employees of McGregor, there are no threatened infringement actions against the Transferred Trademarks in the Territory, except as set forth on Exhibit G, and there are not any known facts which would provide the
           ---------
           basis for such infringement action.

     g. With respect to the representations and warranties set forth in Paragraphs 12.c. through 12.f. hereof, MIL, its successors and assigns, will not hold McGregor, nor will McGregor be, liable for any breach or violation thereof unless MIL notifies McGregor in writing of such breach or violation on or before August 31, 2002, and no suit based on such representations and warranties shall be filed or otherwise commenced after October 31, 2002.

13. MIL'S REPRESENTATIONS AND WARRANTIES. MIL represents and warrants to McGregor that as of the Effective Date:

     a. MIL is a corporation duly organized and in good standing under the laws of the Netherlands Antilles. MIL has full right and authority to enter into this Agreement and to consummate the transaction contemplated hereby. All requisite corporate action has been taken by MIL in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby. Each of the persons signing this Agreement on behalf of MIL is duly authorized to do so.

     b. Any and all consents and approvals which may be required in order for MIL to enter into this Agreement or consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by MIL are and shall be valid, legally binding obligations of and enforceable against MIL, its successors and assigns in accordance with their terms. Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which MIL is subject or by which MIL is bound, or constitute a breach or default under any agreement or other obligation to which MIL is a party or otherwise bound.

     c. MIL warrants that to the best of its and Emergo's knowledge, there are no pending infringement actions against the Transferred Trademarks in the Territory, except as set forth on Exhibit H
                                                               ---------
           attached hereto. For the purposes hereof, "pending" shall mean that such proceeding has been commenced with the appropriate governmental body, all applicable parties to such proceeding have been properly served, and such proceeding has not been resolved. MIL further warrants that to the actual knowledge of the current officers, directors and employees of MIL and Emergo, there are no threatened infringement actions against the Transferred Trademarks in the Territory, except as set forth on Exhibit H, and there are not any known facts
                                  ---------
           which would provide the basis for such infringement action. With respect to representations and warranties set forth in this Paragraph 13.c., McGregor, its successors and assigns, will not hold MIL, nor will MIL be, liable for any breach or violation thereof unless McGregor notifies MIL in writing of such breach or violation on or before August 31, 2002, and no suit based on such representation and warranty shall be filed or otherwise commenced after October 31, 2002.

14. ASSIGNMENT OF EXISTING LICENSE. Emergo, as licensee, and McGregor, as licensor, are parties to that certain License Agreement, dated as of October 11, 1994, as amended by letters dated October 24, 1995, and November 1, 1995, a memo dated April 2, 1996, and the Fourth Amendment to License Agreement dated July 2, 1997 (collectively, the "License"). McGregor shall assign its rights and interests in the License to MIL as of the Effective Date, except McGregor shall retain its rights under those obligations of Emergo under the License which are set forth in the Amendment, Assignment and Assumption of License Agreement executed concurrently herewith.

15.  MISCELLANEOUS.

     a. This Agreement shall be governed by the substantive laws of the State of New York, applicable to agreements fully executed and performed in said state. With respect to any action commenced by McGregor against MIL or by MIL against McGregor for any breach hereof or otherwise commenced with respect hereof, each of the parties hereby irrevocably and unconditionally submits to personal jurisdiction and venue in the Federal courts in the Southern District of New York, New York and, if the Federal court does not have subject matter jurisdiction over such action or for any reason fails or refuses to accept or hear such action, to personal jurisdiction and venue in the State courts in New York, New York. Each of the parties agrees that it will not bring any action in any other jurisdiction. The parties consent to service of process by certified mail, return receipt requested. For the purposes of this Paragraph 15, "final judgment" means a final judgment from which no appeal or right of appeal exists in any U.S. Federal or New York state court. A final judgment against a party in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of indebtedness or liability of or other remedy awarded against such party therein described. In addition, a non-final judgment may be enforced in other jurisdictions to the extent enforceable by law.

     b. All notices, payments, and statements which are required or may be given, shall be in writing, in the English language, and either:

           i.    personally delivered;

           ii.   sent via certified air mail with a return receipt requested; or

           iii sent via electronic means which produces a written record of the notice given.

           Notices shall be addressed as follows:

           If to McGregor:
           Global Licensing Company
           Division of McGregor II, LLC
           430 Park Avenue, 10th Floor
           New York, New York 10022
           Facsimile #: 212-307-8121
           Attention:   Executive Vice President of
                        Global Licensing Company

           If to MIL:
           Oyens Trust (Curacao) N.V.
           P.O. Box 4895
           Curacao, Netherlands Antilles
           Attention:   Mrs. A.M.C. de Vreede

           With a copy to:
           Emergo Fashion Group B.V.
           Hoofdstraat 23-25
           3971 KA Driebergen-Rijsenburg
           Netherlands
           Facsimile #:31-3435-20701
           Attention:   President

           Notices shall be effective upon receipt. The notice, addresses, phone numbers, facsimile numbers and contacts may be changed by giving notice in accordance with this Agreement.

     c. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Either party may assign its rights and obligations under this Agreement without obtaining the consent of the other party, provided that the transferee expressly agrees in writing to assume and be bound by the obligations and conditions of this Agreement. Any such sale, assignment or transfer not in compliance with the foregoing shall be null and void.

     d. If either party wishes to issue an official press release or other formal public announcement to any public or trade media concerning the contents or fact of this Agreement, then such party shall first consult with the other party and both parties shall then cooperate to specify and mutually agree upon the contents, time and place of such press release or public announcement.

     e. This Agreement contains the entire agreement of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, understandings, negotiations, communications and discussions, whether oral or written, of the parties hereto, pertaining to such subject matter. No amendment, supplement, modification or waiver of this Agreement shall be binding unless set forth in writing and signed by the parties hereto.

     f. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in a written document signed by the parties hereto.

     g. This Agreement may be executed in counterparts, each of which, or any combination of which when signed and delivered by all of the parties, shall be deemed an original, but all of which when taken together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on October 31,
                                                                     ----------
1997, effective as of the Effective Date.

ATTEST:                                     McGREGOR II, LLC

/s/ Gregory W. O'Connor                     By:  /s/ Thomas R. Sandler
-------------------------------                -----------------------------
Asst Secretary                              Name:  Thomas R. Sandler
Gregory W. O'Connor                              ---------------------------
                                            Title: President
                                                  --------------------------

                                            McGREGOR INTERNATIONAL
                                            LICENSING N.V.

                                            By: /s/ Mrs. A.M.C. de Vreede
-------------------------------                -----------------------------
Secretary                                   Name: Oyens Trust (Curacao) NV
                                                 ---------------------------
                                            Title: Managing Director
                                                  --------------------------

                                   GUARANTEE

Samsonite Corporation, a Delaware corporation, guarantees the performance by McGregor II, LLC ("McGregor") of: (i) McGregor's obligations of cooperation and of reimbursement of costs as set forth in the Paragraph 11 of the Trademark Purchase and Assignment Agreement, of even date herewith, between McGregor and McGregor International Licensing N.V. (the "Agreement"); and (ii) payment of damages, if any, awarded by a court of competent jurisdiction and arising solely from the breach by McGregor of McGregor's obligations set forth in Paragraph (i) of this Guarantee or the warranties and representations set forth in Paragraph 12 of the Agreement.

Dated as of October 31, 1997

SAMSONITE CORPORATION,
a Delaware corporation
By: /s/ Thomas R. Sandler
   ------------------------------
Print Name: Thomas R. Sandler
           ----------------------
Title: Sr. Vice President & CFO
      ---------------------------